Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Administrative Committee

Wayne Savings 401(k) Retirement Plan

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-105845) of Wayne Savings Bancshares, Inc. of our report dated June 24, 2014 relating to the financial statements and supplemental schedule of Wayne Savings 401(k) Retirement Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ SS&G, Inc.

June 25, 2014

Cleveland, Ohio

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